SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (“Amendment”) is dated as of December 13, 2023 by and among SWK HOLDINGS CORPORATION (“SWK Holdings”), a Delaware corporation, and SWK FUNDING LLC (“SWK Funding”), a Delaware limited liability company (collectively and individually, the “Borrower”), FIRST HORIZON BANK, as agent for Lenders (in such capacity, “Agent”), and the financial institutions party hereto as lenders (collectively, the “Lenders” and each a “Lender”).

BACKGROUND

A.Borrower, Lenders and Agent are parties to a certain Credit Agreement dated as of June 28, 2023, as amended by that certain First Amendment to Credit Agreement dated as of October 10, 2023 (as amended or modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Credit Agreement.
B.Borrower has requested and Agent and Lenders have agreed to amend the Credit Agreement in certain respects, all on the terms and conditions set forth herein.
    NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby promise and agree as follows:

1.Amendment. Upon the effectiveness of this Amendment the Credit Agreement is amended as follows:
(a)Permitted Stock Repurchases. Section 6.05(d) of the Credit Agreement is amended and restated as follows:
(b)    (d)    SWK Holdings may make Permitted Stock Repurchases on and after the Closing Date so long as (i) immediately following such repurchase Liquidity is equal to or greater than $10,000,000 and (ii) the aggregate amount of all such repurchases on and after the Closing Date during any twelve (12) month period does not exceed $5,000,000; provided, however, up to $4,000,000 of Permitted Stock Repurchases by SWK Holdings from M3F, Inc. during the calendar month ending December 31, 2023 shall not be included in such $5,000,000 amount during the applicable twelve (12) month period.
2.Effectiveness Conditions. This Amendment shall be effective upon the completion of the following conditions precedent (all agreements, documents and instruments to be in form and substance reasonably satisfactory to Agent and Agent’s counsel):
(a)Execution and delivery to Agent of this Amendment by Borrower and Lenders.
(b)Execution and delivery to Agent of such other documents and certificates (including Organizational Documents and good standing certificates) as Agent may reasonably request relating to the organization, existence and good standing of Borrower and any other legal matters relating to Borrower, the Loan Documents or the transactions contemplated thereby.

3.Representations and Warranties. Borrower represents and warrants to Agent and Lenders that:
(a)As of the date hereof, the representations and warranties of Borrower contained in the Credit Agreement and in all other Loan Documents are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date of such extension of credit, as though made on and as of such date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(b)The execution and delivery by Borrower of this Amendment and performance of the transactions herein contemplated (i) are and will be within such party’s powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention in any material respect of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower with failure to comply resulting in a Material Adverse Effect.
(c)This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)No Event of Default or Default has occurred and is continuing under the Credit Agreement or any of the other Loan Documents.
4.Representations. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Agent and Lenders as evidenced by the Loan Documents. Borrower hereby acknowledges, agrees, and represents that (a) as of the date of this Amendment, there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents or the other obligations created or evidenced by the Loan Documents; (b) Borrower has no claims, offsets, defenses or counterclaims arising from any of Agent’s or any existing or prior Lender’s acts or omissions with respect to the Loan Documents or Agent’s or any existing or prior Lender’s performance under the Loan Documents; and (c) Borrower promises to pay to the order of Agent and Lenders the indebtedness evidenced by the Notes according to the terms thereof.
5.Collateral. As security for the payment of the Obligations and satisfaction by Borrower of all covenants and undertakings contained in the Credit Agreement and the Loan Documents, Borrower reconfirms the prior security interest and lien on, upon and to, its Collateral, granted pursuant to the Credit Agreement and the other Loan Documents in favor of Agent, for the benefit of Lenders and Issuing Bank, whether now owned or hereafter acquired, created or arising and wherever located. Borrower hereby confirms and agrees that all security interests and Liens granted to Agent, for the benefit of Lenders and Issuing Bank, continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens other than permitted pursuant to Section 6.02 of the Credit Agreement. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

6.Acknowledgment of Indebtedness and Obligations. Borrower hereby acknowledges and confirms that, as of the date hereof, Borrower is indebted to Agent and Lenders, without defense, setoff or counterclaim, for all Obligations owing under the Credit Agreement plus accrued and unpaid interest, all fees, costs, and expenses, including reasonable attorney’s fees, incurred through the date hereof and any other indebtedness or obligations owed by Borrower with respect to Bank Products owing to Lenders.
7.Ratification of Loan Documents. This Amendment shall be incorporated into and deemed a part of the Credit Agreement. Except as expressly set forth herein, all of the terms and conditions of the Credit Agreement and the Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Credit Agreement shall mean the Credit Agreement as modified by this Amendment.
8.Governing Law. This Amendment, the Credit Agreement, the Loan Documents and the transactions contemplated hereby or thereby, and any claim, controversy, or dispute arising out of or relating to this Amendment, the Credit Agreement, the Loan Documents and the transactions contemplated hereby or thereby shall be governed by, construed and enforced in accordance with the laws of the State of New York, excluding its conflict of law rules.
9.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or PDF shall also bind the parties hereto.
10.WAIVER OF JURY TRIAL. BORROWER, LENDERS AND AGENT WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS DESCRIBED HEREIN.

SIGNATURES ON FOLLOWING PAGES

    IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER:
SWK HOLDINGS CORPORATION

By:    ________________________________
Name:    Joe D. Staggs
Title:    President and Chief Executive Officer

SWK FUNDING LLC

By:    SWK Holdings Corporation,
        its sole Manager

By:    ________________________________
Name:    Joe D. Staggs
Title:    President and Chief Executive Officer

[Signature Page to Second Amendment to Credit Agreement]

AGENT:	FIRST HORIZON BANK By: ____________________________ Name: ____________________________ Title: ____________________________

[Signature Page to Second Amendment to Credit Agreement]

LENDERS:
FIRST HORIZON BANK

By:    ____________________________
Name:    ____________________________
Title:    ____________________________

WOODFOREST NATIONAL BANK

By:    ____________________________
Name: Christopher J. Thompson
Title: Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]